DALE                      Partnership of:
MATHESON
CARR-HILTON                              James F Carr-Hilton, Ltd.   Peter J Donaldson, Inc.   Fraser G. Ross, Ltd.
Chartered Accountants                   Robert J Burkart, Inc,         Alvin F Dale, Ltd.            Robert J. Matheson, Inc.

AUDITORS' REPORT

To the Directors of
Knight Resources Ltd.

We have audited the consolidated balance sheets of Knight Resources Ltd. as at September 30, 2002 and the consolidated statements of operations, deficit, and cash flows for each of the years ended September 30, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2002 and the results of its operations and cash flows for the years ended September 30, 2002 and 2001 in accordance with Canadian generally accepted accounting principles consistently applied.

     signed: “Dale, Matheson, Carr-Hilton”

Vancouver, Canada	Dale Matheson Carr-Hilton
January 17, 2003	Chartered Accountants
(Except for Note 13 which is at January 24, 2003)

A MEMBER OF MGI INTERNATIONAL, A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS AND BUSINESS ADVISORS
Vancouver Office:  Suite 1700 - 1140 West Pender Street, Vancouver, B.C., Canada  V6E 4G1,  Tel: 604 687-4747 Fax: 604 687-4216 Email: dmc@dmch.com
Surrey Office: Suite 303 - 7337 - 137th Street, Surrey, B.C., Canada  V3W 1A4, Tel: 604 572-4586  Fax: 604 572-4587 Email: dmc@dmch.com